Exhibit 99.1

Key Tax Group

Balance Sheet

As of March 31, 2019

Total
ASSETS
Current Assets
Bank Accounts
Checking
Vystar 0023	$569.29
Vystar 7061	10.00
Total Checking	579.29
Total Bank Accounts	579.29
Total Current Assets	579.29
Fixed Assets
Fixed Asset Furniture	55,122.00
Accumulated Depreciation	(49,078.00)
Total Fixed Asset Furniture	6,044.00
Total Fixed Assets	6,044.00
Other Assets
Accounts Receivable	119,583.00
Accounts Receivable_Reserve for Doubtful Accounts	(152,448.00)
Key Tax Group Trade Name	250,000.00
Total Other Assets	217,135.00
TOTAL ASSETS	$223,758.29

LIABILITIES AND EQUITY
Liabilities
Current Liabilities
Other Current Liabilities
Accr. Interest Payable	$17,503.00
Client Unearned Income	107,450.54
Income Tax Payable	214,220.00
Line of Credit
American Express	748.00
Bank of America Credit Line	11,466.00
Bluevine	71,100.00
Kabbage	35,827.00
Total Line of Credit	119,141.00
Loans to Shareholder	32,558.00
Payroll Liability - Gibson & Gibson	4,892.00
Trademark Liability	3,153.00
Total Other Current Liabilities	498,917.54
Total Current Liabilities	498,917.54
Total Liabilities	498,917.54

Equity
Capital Stock	100.00
Owner's Pay & Personal Expenses	(4,013.26)
Kelly	(28,655.34)
Ron	(34,387.91)
Total Owner's Pay & Personal Expenses	(67,056.51)
Retained Earnings	(167,583.00)
Net Income	(40,619.74)
Total Equity	275,159.25
TOTAL LIABILITIES AND EQUITY	$223,758.29

1

Profit & Loss

March 31, 2019

Total
Income
Refunds	$(2,700.00)
Sales	155,047.30
Total Income	152,347.30
Gross Profit	152,347.30

Expenses
Advertising & Marketing	61,502.46
Answering Service	2,593.28
Attorneys Fees	3,000.00
Bank Charges & Fees	1,175.80
Charity	206.00
Computer Service Technician	1,828.93
Contractors	34,159.75
Employee Net Pay	47,257.08
Employee Reimbursement	100.00
Employee/Employer Taxes	1,132.72
Legal & Professional Services	406.00
Malpractice Insurance	1,016.14
Meals & Entertainment	1,879.89
Merchant Fees	8,738.66
Office Supplies & Software	11,397.76
Payroll Fees	67.60
Postage	1,471.51
Rent & Lease	8,023.35
Telephone	7,010.11
Total Expenses	192,967.04

Net Operating Income	(40,619.74)
Net Income	$(40,619.74)

2